Exhibit 1(xx) under Form N-1A
                                            Exhibit 3(a) under Item 601/Reg. S-K

                            FEDERATED MUNICIPAL TRUST

                                Amendment No. 21
                              DECLARATION OF TRUST
                             dated September 1, 1989


      THIS Declaration of Trust is amended as follows:

      Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:

           "Section 5.  Establishment and Designation of Series or Class.

           Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

                  Alabama Municipal Cash Trust
                  Arizona Municipal Cash Trust
                        Institutional Service Shares
                  California Municipal Cash Trust
                        Institutional Service Shares
                        Institutional Shares
                  Connecticut Municipal Cash Trust
                        Institutional Service Shares
                  Florida Municipal Cash Trust
                        Cash II Shares
                        Institutional Shares
                  Georgia Municipal Cash Trust
                  Maryland Municipal Cash Trust
                  Massachusetts Municipal Cash Trust
                        Boston 1784 Funds Shares
                        Institutional Service Shares
                  Michigan Municipal Cash Trust
                        Institutional Service Shares
                        Institutional Shares
                  Minnesota Municipal Cash Trust
                        Cash Series Shares
                        Institutional Shares


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                  New Jersey Municipal Cash Trust
                        Institutional Service Shares
                        Institutional Shares
                  New York Municipal Cash Trust
                  Cash II Shares
                        Institutional Service Shares
                  North Carolina Municipal Cash Trust
                  Ohio Municipal Cash Trust
                        Institutional Service Shares
                        Institutional Shares
                        Cash II Shares
                  Pennsylvania Municipal Cash Trust
                        Cash Series Shares
                        Institutional Service Shares
                        Institutional Shares
                  Tennessee Municipal Cash Trust
                        Institutional Service Shares
                        Institutional Shares
                  Virginia Municipal Cash Trust
                        Institutional Service Shares
                        Institutional Shares"

      The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 23rd day of February, 1998.

     WITNESS the due execution hereof this 23rd day of February, 1998.


/s/ John F. Donahue                 /s/ Edward L. Flaherty, Jr.
John F. Donahue                     Edward L. Flaherty, Jr.

/s/ Thomas G. Bigley                /s/ Glen R. Johnson
Thomas G. Bigley                    Glen R. Johnson

/s/ John T. Conroy, Jr.             /s/ Peter E. Madden
John T. Conroy, Jr.                 Peter E. Madden

/s/ William J. Copeland             /s/ John E. Murray, Jr.
William J. Copeland                 John E. Murray, Jr.

/s/ James E. Dowd                   /s/ Wesley W. Posvar
James E. Dowd                       Wesley W. Posvar

/s/ Lawrence D. Ellis, M.D.         /s/ Marjorie P. Smuts
Lawrence D. Ellis, M.D.             Marjorie P. Smuts